UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Sepracor Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2006

To our stockholders:

We invite you to our 2006 annual meeting of stockholders, which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, May 18, 2006 at 9:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

1.                To elect three Class I Directors for the ensuing three years;

2.                To approve an amendment to our 2000 Stock Incentive Plan increasing from 9,500,000 to 11,500,000 the number of shares of our common stock reserved for issuance under the 2000 plan;

3.                To approve an amendment to our 1998 Employee Stock Purchase Plan increasing from 900,000 to 1,400,000 the number of shares of our common stock reserved for issuance under the 1998 purchase plan.

4.                To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and

5.                To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 3, 2006, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,
DAVID P. SOUTHWELL
Secretary
Marlborough, Massachusetts
April 14, 2006

i

SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

Proxy Statement for the 2006 Annual Meeting of Stockholders

To Be Held on May 18, 2006

This proxy statement contains information about the 2006 annual meeting of stockholders of Sepracor Inc., including postponements and adjournments of the meeting. We are holding the meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Thursday, May 18, 2006 at 9:00 a.m., local time.

In this proxy statement, we refer to Sepracor Inc. as “Sepracor,” “we” and “us.”

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting.

We are mailing our Annual Report to Stockholders for the year ended December 31, 2005 with these proxy materials on or about April 14, 2006.

You can find our Annual Report on Form 10-K for the year ended December 31, 2005 on the Internet at our website at www.sepracor.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Who can vote at the annual meeting?	A.

To be able to vote, you must have been a stockholder of record at the close of business on April 3, 2006, the record date for our annual meeting. The number of outstanding shares entitled to vote at the meeting is 104,463,857 shares of common stock.

If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the annual meeting.
Q. What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q. How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:
(1)

Over the Internet: Go to the website of our tabulator, ADP, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)

By Telephone: Call 1-800-690-6903 toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)

By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to ADP. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

		(4)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:
		(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
		(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)

In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q. Can I change my vote?	A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:
		(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
		(2)	Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.
		(3)	Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.
Q. Will my shares be voted if I don’t return my proxy?	A.

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers’ unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, the election of directors, and Proposal 4, ratification of the selection of our independent registered public accounting firm, are both considered routine matters. However, Proposal 2, amendment of the 2000 Stock Incentive Plan, which we refer to as the 2000 plan and Proposal 3, amendment of the 1998 Employee Stock Purchase Plan, which we refer to as the 1998 purchase plan, are not routine matters. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

Q. How many shares must be present to hold the meeting?	A.

A majority of our outstanding shares of common stock must be present at the meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, or by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or does not vote on one or more of the matters to be voted upon.

If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q. What vote is required	A.	Proposal 1—Election of three Class I Directors
to approve each		The three nominees for director to receive the highest number of votes FOR
matter and how are		election will be elected as directors. This is called a plurality. Abstentions are
votes counted?		not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:
• vote FOR all three nominees;
• vote FOR one nominee and WITHHOLD your vote from the other nominees; or
• vote FOR two nominees and WITHHOLD your vote for the remaining nominee.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Amendment to the 2000 Stock Incentive Plan

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the voting on the proposal.

Proposal 3—Amendment to the 1998 Employee Stock Purchase Plan

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is not considered a routine matter. Therefore, if your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 3. Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3, will not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 3, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the voting on the proposal.

Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Q. Are there other matters to be voted on at the meeting?	A.

We do not know of any other matters that may come before the meeting other than the election of three Class I directors, the approval of the amendment to our 2000 stock incentive plan, the approval of the amendment to our 1998 employee stock purchase plan and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?	A.

We expect to report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2006, which we anticipate filing with the Securities and Exchange Commission in August 2006.

Q. What are the costs of soliciting these proxies?	A.

We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. In addition, we have retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting materials to the owners of the stock held in their names. For these services, we will pay a fee of $4,000 plus expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: 84 Waterford Drive, Marlborough, Massachusetts 01752, Attention: Investor Relations; 508-481-6700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of January 31, 2006, or such earlier date as indicated below, with respect to the beneficial ownership of our common stock by:

•       each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

•       each of our directors and nominees for director;

•       each of our executive officers named in the Summary Compensation Table below under the heading “Compensation of Executive Officers”; and

•       all of our directors and executive officers as a group.

The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2006 through the exercise of any stock option or other right or upon conversion of our (a) 5% convertible subordinated debentures due 2007, (b) 0% Series A convertible senior subordinated notes due 2008, (c) 0% Series B convertible senior subordinated notes due 2010 and (d) 0% convertible senior subordinated notes due 2024. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated, the address for each person is to the care of Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
FMR Corp. and related entities	15,877,501	(1)	15.25%
82 Devonshire Street Boston, Massachusetts 02109
PRIMECAP Management Company	7,270,553	(2)	6.98%
225 South Lake Avenue #400 Pasadena, California 91101
T. Rowe Price Associates, Inc.	6,764,739	(3)	6.50%
100 East Pratt Street Baltimore, Maryland 21202
Legg Mason Capital Management, Inc. and related entities	6,049,650	(4)	5.81%
100 Light Street Baltimore, Maryland 21202
JPMorgan Chase & Co.	5,624,301	(5)	5.40%
270 Park Avenue New York, New York 10017
TIAA-CREF Investment Management, LLC	5,607,466	(6)	5.38%
730 Third Avenue New York, New York 10017
Directors
Timothy J. Barberich	2,389,127	(7)(8)	2.26%
James G. Andress	233,666	(7)(9)	*
Digby W. Barrios	157,000	(7)(10)	*
Robert J. Cresci	210,000	(7)	*
James F. Mrazek	250,000	(7)(11)	*
Timothy J. Rink	1,000		*
Alan A. Steigrod	163,000	(7)(12)	*
Other Named Executive Officers
William J. O’Shea	701,951	(7)	*
Mark H. N. Corrigan, M.D.	40,000	(7)	*
David P. Southwell	662,402	(7)(13)	*
Robert F. Scumaci	309,486	(7)(14)	*
All directors and executive officers as a group (12 persons)	5,202,632	(15)	4.99%

*                    Represents holdings of less than one percent.

(1)          This information is taken from a Schedule 13G/A filed on February 14, 2006 by FMR Corp. jointly with its affiliates, Edward C. Johnson III, Fidelity Management & Research Company and Fidelity Growth Company Fund, and is as of December 31, 2005. Of the 15,877,501 shares of our common stock deemed beneficially owned, FMR Corp. reports sole voting power as to 300,792 shares and sole dispositive power as to all 15,877,501 shares.

Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 15,877,501 shares of our common stock deemed beneficially owned. The interest of one person, Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 10,585,573 shares or 9.979% of our outstanding common stock at December 31, 2005.

(2)          This information is taken from a Schedule 13G/A filed by PRIMECAP Management Company on February 8, 2006 and is as of December 31, 2005. Of the 7,270,553 shares of our common stock deemed beneficially owned, PRIMECAP Management Company reports sole voting power as to 2,221,778 shares sole dispositive power as to all 7,270,553 shares.

(3)          This information is taken from a Schedule 13G/A filed on February 14, 2006 by T. Rowe Price Associates, Inc. and is as of December 31, 2005. Of the 6,764,739 shares of our common stock deemed beneficially owned, T. Rowe Price reports sole voting power as to 1,944,490 shares and sole dispositive power as to 6,764,739 shares.

T. Rowe Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and proceeds from the sale of, such securities, is vested in the individual and institutional clients which T. Rowe Price Associates serves as investment advisor. Any and all discretionary authority which has been delegated to T. Rowe Price Associates may be revoked in whole or in part at any time. Not more than 5% of our common stock is owned by any one client subject to the investment advice of T. Rowe Price Associates.

With respect to the securities owned by any one of the registered investment companies sponsored by T. Rowe Price Associates, only State Street Bank and Trust Company, as custodian for each of such funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person in known to have such right, except that the shareholders of each such fund participate proportionately in any dividends and distributions so paid.

(4)          This information is taken from a Schedule 13G/A filed by Legg Mason Capital Management, Inc. and LMM LLC on February 14, 2006 and is as of December 31, 2005. Of the 6,049,650 shares of our common stock deemed beneficially owned, Legg Mason Capital Management, Inc. reports shared voting and dispositive power as to 3,349,650 shares and LMM LLC reports shared voting and dispositive power as to 2,700,000 shares.

Various accounts managed by Legg Mason Capital Management, Inc. and LMM LLC, both of which are investment advisors, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of our common stock. No such account owns more than 5% of the outstanding shares.

(5)          This information is taken from a Schedule 13G filed by JPMorgan Chase & Co. on February 8, 2006 and is as of December 31, 2005. Of the 5,624,301 shares of our common stock deemed beneficially owned, JPMorgan Chase & Co. reports sole voting power as to 3,631,557 shares and sole dispositive power as to 5,201,901 shares.

(6)          This information is taken from a Schedule 13G filed on February 14, 2006 by TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc. and is as of December 31, 2005. Of the 5,607,466 shares of our common stock deemed beneficially owned, TIAA-CREF Investment Management reports sole voting and dispositive power as to 5,193,192 shares and Teachers Advisors reports sole voting and dispositive power as to 414,274 shares.

TIAA-CREF Investment Management, LLC, or Investment Management, acts as an investment advisor to the College Retirement Equities Fund, or CREF, a registered investment company, and may be deemed to be a beneficial owner of 5,193,192 shares of our common stock owned by CREF. Teachers Advisors, Inc., or Advisors, is the investment advisor to four registered investment companies, TIAA-CREF Institutional Mutual Funds, or Institutional Funds, TIAA-CREF Life Funds, or Life Funds, TIAA-CREF Mutual Funds, or Mutual Funds and TIAA Separate Account VA-1, or VA-1, as well as the TIAA-CREF Asset Management Commingled Funds Trust, I, or TCAM Funds, and may be deemed to be a beneficial owner of 414,274 shares of our common stock owned by Institutional Funds, Life Funds, Mutual Funds, VA-1 and TCAM Funds. Investment Management and Advisors reported their combined holdings for the purpose of administrative convenience. Each of Investment Management and Advisors expressly disclaims beneficial ownership of the other’s securities holdings and each disclaims that it is a member of a “group” with the other.

(7)          The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after January 31, 2006 upon exercise of outstanding stock options as set forth opposite his name below:

Name	Number of Shares
Timothy J. Barberich	1,535,272
James G. Andress	226,000
Digby W. Barrios	150,000
Robert J. Cresci	210,000
James F. Mrazek	150,000
Alan A. Steigrod	159,000
William J. O’Shea	700,000
Mark H. N. Corrigan, M.D.	40,000
David P. Southwell	635,500
Robert F. Scumaci	303,336

(8)          The number of shares of our common stock that Mr. Barberich is deemed to beneficially own includes an aggregate of 115,147 shares held in a trust of which Mr. Barberich is a trustee and his wife and children are beneficiaries, 2,408 shares held by Mr. Barberich’s minor child, 70,000 shares held in trust for Mr. Barberich’s wife, 1,362 shares held by Mr. Barberich’s wife and 46,456 shares held in a Grantor Retained Annuity Trust.

(9)          The number of shares of our common stock that Mr. Andress is deemed to beneficially own includes 7,666 shares held in a trust of which Mr. Andress is a trustee.

(10)   The number of shares of our common stock that Mr. Barrios is deemed to beneficially own includes 3,000 shares held in a trust of which Mr. Barrios is a trustee and his wife is the beneficiary.

(11)   The number of shares of our common stock that Mr. Mrazek is deemed to beneficially own includes 100,000 shares held in a trust of which Mr. Mrazek is a trustee and beneficiary.

(12)   The number of shares of our common stock that Mr. Steigrod is deemed to beneficially own includes 4,000 shares held in a trust of which Mr. Steigrod is trustee.

(13)   The number of shares of our common stock that Mr. Southwell is deemed to beneficially own includes 392 shares held in a trust of which Mr. Southwell is a trustee and his children are beneficiaries and 458 shares held by Mr. Southwell’s children.

(14)   The number of shares of our common stock that Mr. Scumaci is deemed to beneficially own includes 800 shares held in a trust of which Mr. Scumaci’s wife is trustee and his children are beneficiaries.

(15)   Includes an aggregate of 4,194,108 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after January 31, 2006 upon exercise of outstanding stock options.

PROPOSAL 1—ELECTION OF DIRECTOR

Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board has set the number of directors at seven. There are three Class I Directors, two Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2006, 2008 and 2007, respectively, and until their respective successors are elected and qualified.

The persons named in the enclosed proxy will vote to elect as Class I Directors Messrs. Andress, Cresci and Mrazek, unless you indicate on your proxy that your shares should be withheld from one or more of the nominees. Each of the nominees is currently a member of our Board of Directors.

If they are elected, Messrs. Andress, Cresci and Mrazek will each hold office until our annual meeting of stockholders in 2009 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our officers or directors.

Below are the names, ages and certain other information of each member of the Board of Directors, including the nominees for election as Class I Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 31, 2006 appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.”

Nominee for Term Expiring in 2009 (Class I Directors)

James G. Andress, age 67, has been a director since 1991 and currently serves on our Compensation Committee.

From November 1996 until November 2000, Mr. Andress served as Chief Executive Officer of Warner Chilcott, PLC, a publicly held pharmaceutical company. From November 1995 until October 1996, Mr. Andress was a management consultant. Mr. Andress served as President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from November 1989 until July 1995. He also serves as a director of Allstate Inc., Xoma Inc. and Dade Behring Inc.

Robert J. Cresci, age 62, has been a director since 1990 and currently serves on our Audit Committee, Nominating and Corporate Governance Committee and as our Lead Director.

Since September 1990, Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci also serves as a director of Luminex Corporation, SeraCare Life Sciences, Inc., j2 Global Communications, Inc. and Continucare Corporation.

James F. Mrazek, age 65, has been a director since 1986 and currently serves on both our Compensation Committee and Audit Committee.

Since March 1996, Mr. Mrazek has served as Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 until March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

Directors Whose Terms Expire in 2007 (Class III Directors)

Digby W. Barrios, age 68, has been a director since 1992 and currently serves on both our Compensation Committee and Nominating and Corporate Governance Committee.

Since July 1992, Mr. Barrios has been a management consultant. From 1988 until June 1992, Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company.

Alan A. Steigrod, age 68, has been a director since 1995 and currently serves on both our Audit Committee and Nominating and Corporate Governance Committee.

Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which invests in and provides consulting services for the biopharmaceutical industry. From March 1993 until November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a neuroscience research and development company. From February 1991 until February 1993, Mr. Steigrod was President of Alan Steigrod Consulting, which provided consulting services in the biopharmaceutical industry. From March 1981 until February 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of NeoRx Corporation and Lorus Therapeutics, Inc.

Directors Whose Terms Expire in 2008 (Class II Directors)

Timothy J. Barberich, age 58, has been a director since 1984.

Since 1984, Mr. Barberich has served as Chairman of the Board of Directors and Chief Executive Officer of the Company. From 1984 until October 1999, Mr. Barberich also served as President of the Company. Mr. Barberich serves as a director of BioSphere Medical, Inc. and as a director of Point Therapeutics, Inc. (formerly HMSR Inc. and HemaSure Inc.).

Timothy J. Rink, age 59, has been a director since October 2005.

From February 1996 through 1999, Mr. Rink served as Chairman of the Board, President and Chief Executive Officer of Aurora Biosciences Corp., which designs, develops and commercializes drug discovery systems services and technologies. Prior to that, Mr. Rink served as the President and Chief Technology Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, from 1990 through 1995, and currently serves as the chairman of Amylin’s scientific advisory board. Mr. Rink currently serves on the board of directors of the following European biotechnology companies: Akubio Limited, BioVex Limited, Lorantis Limited, Santhera Pharmaceuticals and Solex Limited.

CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.sepracor.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Sepracor Inc., 84 Waterford Drive,

Marlborough, Massachusetts 01752. Our Board of Directors has long believed that good corporate governance is important to ensure that Sepracor is managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Sepracor and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•       the principal responsibility of the directors is to oversee our management;

•       a majority of the members of the Board shall be independent directors, unless otherwise permitted by Nasdaq rules;

•       the independent directors meet at least twice a year and at other times at the request of any independent director;

•       directors have full and free access to management and, as necessary and appropriate, independent advisors;

•       new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•       at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Andress, Barrios, Cresci, Mrazek, Rink or Steigrod has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Douglas E. Reedich, Esq., Senior Vice President, Legal Affairs, Sepracor Inc., 84 Waterford Drive, Marlborough, MA 01752. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Stockholder Proposals for the 2007 Annual Meeting.”

At the annual meeting, stockholders will be asked to consider the election of James G. Andress, Robert J. Cresci and James F. Mrazek, each of whom is being nominated for re-election to the Board.

Board Meetings and Attendance

The Board of Directors held five meetings, either in person or by teleconference, during the year ended December 31, 2005, or Fiscal 2005. During Fiscal 2005, each of our directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. Five of our directors attended the 2005 annual meeting of stockholders and we expect substantially all of our directors to attend the 2006 annual meeting.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance. Current copies of each committee’s charter are posted on the Corporate Governance section of our website, www.sepracor.com.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Audit Committee

The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and has the following principal duties:

•       appointing, approving the services provided by and the compensation of, and assessing the independence of our independent registered public accounting firm;

•       overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the such firm;

•       reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•       monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•       overseeing our internal control function;

•       discussing our risk management policies;

•       establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•       meeting independently with our internal control staff, independent registered public accounting firm and management; and

•       preparing the audit committee report required by SEC rules (which is included on page 18 of this proxy statement).

The members of the Audit Committee are Messrs. Cresci (Chair), Mrazek and Steigrod. The Board of Directors has determined that Mr. Cresci is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and that each of Messrs. Cresci, Mrazek and Steigrod are independent as such term is defined under the applicable rules of the Nasdaq Stock Market and as is contemplated by Rule 10A-3 under the Exchange Act. The Audit Committee held five meetings in 2005. See “Report of the Audit Committee” below.

The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services.

The charter of our Audit Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Compensation Committee

Our Compensation Committee, among other things, provides recommendations to the Board regarding our compensation programs, and has the following principal duties:

•       annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

•       determining our Chief Executive Officer’s compensation;

•       reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•       overseeing an evaluation of our senior executives;

•       overseeing and administering our cash equity incentive plans; and

•       reviewing and making recommendations to the Board with respect to director compensation.

The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek (Chair). The Compensation Committee held two meetings during 2005. The Board has determined that each of Messrs. Andress, Barrios and Mrazek are independent as defined under the applicable Nasdaq rules.

The Compensation Committee is authorized to retain advisors and consultants and to compensate them for their services.

The charter of our Compensation Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the following principal responsibilities:

•       identifying individuals qualified to become Board members;

•       recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•       reviewing and making recommendations to the Board with respect to management succession planning;

•       developing and recommending to the Board corporate governance principles; and

•       overseeing annual evaluations of the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Barrios, Cresci (Chair) and Steigrod. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable Nasdaq rules. The Nominating and Corporate Governance Committee held one meeting in 2005.

The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

The charter of the Nominating and Corporate Governance Committee can be accessed on the Corporate Governance section of our website, www.sepracor.com.

Communicating with the Independent Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our Lead Director or, at any time that we do not have a Lead Director, the Chair of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Mr. Cresci currently serves as our Lead Director.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director or Chair of the Nominating and Corporate Governance Committee, as appropriate, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Douglas E. Reedich, Esq., Senior Vice President, Legal Affairs, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We have posted a copy of the code on our website, www.sepracor.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers of, our code.

Report of the Audit Committee

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2005 and has discussed these financial statements with our management and independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, PricewaterhouseCoopers LLP, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent registered public accounting firm their independence from Sepracor.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005.

By the Audit Committee of the Board of Directors
Robert J. Cresci, Committee Chair James F. Mrazek Alan A. Steigrod

Auditors Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$678,625	$850,344
Audit-Related Fees(2)	23,097	30,367
Tax Fees(3)	216,165	100,360
Total Fees	$917,887	$981,071

(1)          Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. In addition, for fiscal 2005, audit fees include those fees related to PricewaterhouseCoopers LLP’s audit of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)          Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”  These services primarily relate to the audit of our Savings and Investment Plan for Employees.

(3)          Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of federal and state tax returns and quarterly estimated tax payments, accounted for $79,985 of the total tax fees billed in fiscal 2005. Tax advice and tax planning services relate to miscellaneous items, such as debt offerings, intercompany transactions and foreign tax laws, and assistance with tax audits and appeals.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit service to be provided to Sepracor by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority must be reported on at the next meeting of the Audit Committee.

During fiscal 2005, no services were provided to us by PricewaterhouseCoopers or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Compensation for Directors

Non-employee directors receive:

•       $25,000 per year for their services as directors;

•       $2,500 for each meeting of the Board of Directors they attend;

•       expense reimbursement for attending Board and committee meetings;

•       stock options to purchase 20,000 shares of common stock under our 1999 director plan following each annual meeting of stockholders, assuming the director continues to serve on the Board after such meeting.

Our non-employee directors, Messrs. Andress, Barrios, Cresci, Mrazek and Steigrod each received in 2005 under the 1999 director plan, a stock option to purchase 20,000 shares of our common stock at a price per share of $59.45, and Mr. Rink received an option to purchase 20,000 shares of common stock upon his appointment to the Board of Directors in October 2005 at a price per share of $52.08. These options were granted at the closing price of our common stock on the Nasdaq National Market on the date of grant, vest one year from the date of grant and terminate on the earlier to occur of ten years after the date of grant or 90 days after the director’s services on the Board ceases or, if the director’s service is terminated by reason of death or disability, one year after the director’s services ceases.

Upon reelection, we grant our Lead Director an additional stock option to purchase 2,500 shares of common stock. In 2005, Mr. Cresci, our Lead Director, received a stock option to purchase 2,500 shares of common stock at a price per share of $59.45. This stock option was granted at the closing price of our common stock on the Nasdaq National Market on the date of grant and vests one year from the date of grant.

We pay the Chair of our audit committee an additional $12,000 per year and other non-employee directors who are members of our audit committee an additional $10,000 per year.

We pay the Chair of our compensation committee an additional $6,000 per year and other non-employee directors who are members of our compensation committee an additional $5,000 per year.

We do not compensate directors who are also our officers or employees for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Information

The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005 and whose total annual salary and bonus exceeded $100,000 in fiscal year 2005. We refer to these officers as the “named executive officers.”

Amounts shown in the table under the heading “Other Annual Compensation” represent reimbursement received for relocation expenses. In accordance with SEC rules, we have omitted from such column other compensation in the form of perquisites and other personal benefits in those instances where such perquisites and other personal benefits constituted less than the lesser of (1) $50,000 or (2) 10% of the total salary and bonus for each named executive officer for such year.

We did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts to any employees, including our named executive officers, during 2005, 2004 and 2003.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
	Annual Compensation				Number of Shares Underlying
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Stock Options	All Other Compensation($)(1)
Timothy J. Barberich	2005	547,194	330,000	0	0	10,083
Chief Executive Officer	2004	476,404	190,814	0	0	8,590
	2003	455,965	228,247	0	0	8,274
Mark H. N. Corrigan, M.D.	2005	409,303	184,500	0	0	4,109
Executive Vice President	2004	391,356	141,075	198,983	0	3,516
Research and Development	2003	255,289	126,563	113,338	425,000	2,840
William J. O’Shea	2005	446,929	382,500	0	0	9,842
President and Chief Operating	2004	421,518	168,831	0	0	8,944
Officer	2003	403,433	212,048	0	0	5,890
Robert F. Scumaci	2005	329,295	169,000	0	0	3,623
Executive Vice President,	2004	273,797	104,181	0	0	2,883
Finance and Administration	2003	262,050	104,942	0	0	2,380
and Treasurer
David P. Southwell	2005	348,341	147,000	0	0	3,176
Executive Vice President,	2004	312,354	116,607	0	0	2,559
Chief Financial Officer and	2003	293,305	117,458	0	0	2,492
Secretary

(1)           Amounts set forth in the table under the heading “All Other Compensation” include $1,200 related to Mr. O’Shea’s decision not to participate in our medical insurance plan and (1) $2,000 that we contributed on behalf of each named executive officer under our 401(k) plan in 2005, and $1,500 in 2004 and 2003, and (2) the taxable portion of insurance premiums that we paid during 2005, 2004 and 2003 on behalf of the named individuals as follows, assuming, in each case, that the officer was employed by us during such year:

Name	2005	2004	2003
Timothy J. Barberich	$8,083	$7,090	$6,774
Mark H. N. Corrigan, M.D.	2,109	2,016	1,340
William J. O’Shea	6,642	6,244	3,190
Robert F. Scumaci	1,623	1,383	880
David P. Southwell	1,176	1,059	992

Stock Option Grants in Fiscal 2005

					Potential realizable
	Individual grants				value at assumed
	Number of securities	Percent of total options			annual rates of stock price
	underlying	granted to	Exercise		appreciation
	option	employees in	of base	Expiration	for option term
Name	granted (#)	fiscal year	price ($/Sh)	date	5% ($)	10% ($)
Timothy J. Barberich	150,000	14.68%	64.50	2/24/2015	6,084,556	15,419,458
Mark H. N. Corrigan, M.D.	100,000	9.78%	64.50	2/24/2015	4,056,370	10,279,639
William J. O’Shea	100,000	9.78%	64.50	2/24/2015	4,056,370	10,279,639
Robert F. Scumaci	75,000	7.34%	64.50	2/24/2015	3,042,278	7,709,729
David P. Southwell	100,000	9.78%	64.50	2/24/2015	4,056,370	10,279,639

Aggregated Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values Table

The following table sets forth certain information regarding the aggregate number of shares of common stock acquired upon stock option exercises by the named executive officers and the value realized upon such exercises during the year ended December 31, 2005, as well as the number and value of unexercised stock options held by the named executive officers as of December 31, 2005.

The values set forth under the heading “Value of Unexercised In-The-Money Options at Year-End” are based on the closing sales price of our common stock as reported by the Nasdaq National Market on December 30, 2005 ($51.60), the last trading day of 2005, less the applicable option exercise price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-The-Money Options at Year End($)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Barberich	312,228	14,803,680	1,505,272	275,000	49,404,201	0
Mark H. N. Corrigan, M.D.	140,000	5,952,450	20,000	370,000	478,000	8,746,200
William J. O’Shea	275,001	14,869,303	680,000	150,000	10,990,500	0
Robert F. Scumaci	300,998	15,391,098	288,336	150,000	4,133,863	0
David P. Southwell	100,000	5,040,810	615,500	175,000	17,211,200	0

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	8,622,329	(2)	$29.38	3,257,027	(3)
Equity compensation plans not approved by security holders(4)	2,314,928		$16.73	170,575
Total:	10,937,257	(2)	$26.71	3,427,602	(3)

(1)          In addition to being available for future issuance upon exercise of options that we may grant after December 31, 2005, we may instead grant:

•       2,666,416 shares under the 2000 stock incentive plan in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity based awards; and

•       150,911 shares under our 2002 stock incentive plan in the form of restricted stock awards.

(2)          Includes an estimated 82,650 shares issuable under our 1998 purchase plan that are issuable in connection with the current offering period, which ends on May 31, 2006, but excludes the additional 500,000 shares that will be reserved for issuance if Proposal 3 is approved at the annual meeting. For a discussion of this proposal and the 1998 purchase plan, see “Proposal 3—Amendment to 1998 Employee Stock Purchase Plan.”  This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the price of the common stock is less than $55.25, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares issuable could be greater.

(3)          With respect to the 2000 stock incentive plan, this table includes the 2,666,416 shares reserved for issuance prior to the annual meeting but excludes the additional 2,000,000 shares reserved for issuance if Proposal 2 is approved at the annual meeting. For a discussion of this proposal and of the 2000 stock incentive plan, see “Proposal 2—Amendment to the 2000 Stock Incentive Plan.”

(4)          Includes our

•       1997 stock option plan; and

•       2002 stock incentive plan.

1997 Stock Option Plan

In October 1997, our Board of Directors adopted the 1997 stock option plan, or 1997 plan, pursuant to which we can grant non-statutory stock options for up to 1,000,000 shares of our common stock to our employees and our subsidiaries’ employees, other than executive officers. No award will be made under the 1997 plan after September 30, 2007, but awards previously granted may extend beyond that date.

Our Board of Directors is required to make appropriate adjustments in connection with the 1997 plan, and any outstanding options under the 1997 plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 1997 plan contains provisions addressing the consequences of any acquisition event, which is defined in the 1997 plan as:

•       any merger or consolidation that results in the voting power of our outstanding voting securities immediately prior to the event representing immediately after the event (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the surviving entity that are outstanding immediately after the merger or consolidation;

•       any sale of all or substantially all of our assets; or

•       the complete liquidation of Sepracor.

Upon the occurrence of an acquisition event, the Board shall provide:

•       that all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding entity;

•       that the vesting schedules of any outstanding options shall accelerate and such stock options shall become fully exercisable prior to consummation of the acquisition event; or

•       for a cash out of the value of any outstanding options.

The 1997 plan also provides that the vesting schedules of all outstanding stock options shall accelerate and such stock options shall become immediately fully exercisable prior to a change of control event. A change of control event will be deemed to have occurred under the 1997 plan in the event that:

•       an individual, entity or group (within the meaning of Section 13(d)(3) of 14(d)(2) of the Exchange Act) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of 50% or more of our outstanding voting securities;

•       we merge or consolidate with or into another corporation where, upon effectiveness of such merger or consolidation, our stockholders immediately prior to such merger or consolidation hold 50% or less of the voting securities of the corporation surviving such merger or consolidation;

•       all or substantially all of our assets are sold in a single transaction or series of related transactions; or

•       Sepracor is liquidated.

2002 Stock Incentive Plan

In February 2002, our Board of Directors adopted the 2002 stock incentive plan, or 2002 plan, pursuant to which we can grant non-statutory stock options for up to 2,500,000 shares of our common stock to employees of the Company and our subsidiaries, other than executive officers. In June 2002, the Board of Directors amended the 2002 plan to increase the number of shares reserved for issuance under the plan to 4,000,000.

Our Board of Directors is required to make appropriate adjustments in connection with the 2002 plan, and any outstanding options under the 2002 plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2002 plan contains provisions addressing the consequences of any acquisition event, which is defined in the 2002 plan as:

•       any merger or consolidation of Sepracor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property; or

•       any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

Upon the occurrence of an acquisition event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the acquisition event or provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of an acquisition event that also constitutes a change in control event, as defined in the 2002 plan, all options then outstanding will accelerate and become immediately and fully exercisable.

Employment Agreements

Under a letter agreement, dated June 10, 1994, between us and Mr. Southwell, we have agreed to pay Mr. Southwell one year’s salary plus bonus and benefits in the event of termination of Mr. Southwell’s employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Southwell receives compensation under the executive retention agreement described below.

Under a letter agreement, dated February 23, 1995, between us and Mr. Scumaci, we have agreed to pay Mr. Scumaci one year’s salary plus pro rata bonus and benefits in the event of termination of Mr. Scumaci’s employment after his fifth year of employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Scumaci receives compensation under the executive retention agreement described below.

Under a letter agreement, dated September 10, 1999, between us and Mr. O’Shea, we have agreed to pay Mr. O’Shea one year’s salary and benefits in the event of termination of Mr. O’Shea’s employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. O’Shea receives compensation under the executive retention agreement described below.

Under a letter agreement, dated March 11, 2003, between us and Dr. Corrigan, we have agreed to pay Dr. Corrigan one year’s salary in the event that we terminate Dr. Corrigan’s employment without cause. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Dr. Corrigan receives compensation under the executive retention agreement described below.

In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to our officers and employees. In the event of a change in ownership or control of Sepracor, if any of the payments or benefits received by any of our officers or employees constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and are therefore subject to the excise tax imposed by Section 4999 of the Code, we shall pay to such officer or employee an additional gross-up payment so that the officer or employee will be placed in the same after-tax financial position he would have been in if the officer or employee had not incurred any tax liability under Section 4999 of the Code.

The Compensation Committee approved executive retention agreements for each of Mr. Barberich, Mr. O’Shea, Dr. Reedich, Mr. Scumaci and Mr. Southwell in February 2001 and for Dr. Corrigan in April 2003. The executive retention agreement between us and Mr. Barberich provides that if there is a change in control of Sepracor, as defined in the agreement, then:

(a)          Mr. Barberich will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

(b)         Mr. Barberich will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if his employment terminates during the 24-month period; and

(c)          all stock options held by him will vest and become fully exercisable.

The executive retention agreements between us and the other executive officers mentioned above provide that if there is a change in control of Sepracor, as defined in the agreement, and the executive officer is terminated without cause, or the executive officer resigns for good reason, within 24 months following the change in control, each as defined in the agreement, then:

(a)          the executive officer will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

(b)         the executive officer will continue to receive, for a period of 24 months after termination of employment, benefits comparable to those he was receiving prior to termination; and

(c)          all stock options held by the executive officer will vest and become fully exercisable.

The executive officer will not be entitled to these executive retention benefits if we terminate his employment for cause, if the executive officer terminates his employment other than for good reason or if termination of employment results from the executive officer’s death.

Report of the Compensation Committee

Our executive compensation program is administered by our Compensation Committee, which is composed of three non-employee directors.

Our executive compensation program is designed to retain and reward executives who are capable of leading Sepracor in achieving its business objectives in the competitive and rapidly changing industries in which we compete. The Compensation Committee establishes the compensation policies for Mr. Barberich, our Chairman of the Board and Chief Executive Officer, Mr. O’Shea, our President and Chief Operating Officer, our Executive Vice Presidents and our Senior Vice President, Legal Affairs. The Compensation Committee also determines the stock options, restricted stock and other equity based awards that we grant to executive officers pursuant to our equity incentive plans. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the full Board.

This report is submitted by the Compensation Committee and addresses our compensation policies for 2005 as they affected Mr. Barberich and our other executive officers.

Compensation Philosophy

The objectives of our executive compensation program are to align compensation with business objectives and individual performance and to enable us to attract, retain and reward executive officers who are expected to contribute to our long-term success. Our executive compensation philosophy is based on the following principles:

Competitive and Fair Compensation.   We are committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, we regularly compare our compensation practices with those of other peer companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives.

Sustained Performance.   Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our company values are fostered.

In evaluating each executive officer’s performance, we generally conform to the following process:

•       Company and individual goals and objectives are set for each performance cycle.

•       At the end of the performance cycle, we evaluate the accomplishments of the executive’s goals and objectives and his contributions to Sepracor.

•       We then compare the executive’s performance with the performance of his other peers within Sepracor and we communicate the results to the executive.

•       We then use the comparative results, combined with comparative compensation practices of other companies in the industry, to determine the executive officer’s salary and stock compensation levels.

Annual compensation for our executives generally consists of three elements:

•       salary;

•       bonus; and

•       stock options and/or restricted stock awards.

In early 2005, the Committee established an executive bonus plan for 2005 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. We paid bonuses totaling $1,355,600 to the executive officers for fiscal 2005.

We generally set the salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•       achievement of the operating budget for Sepracor as a whole or one of our business groups;

•       continued innovation in development and commercialization of our technology and products;

•       timely development and introduction of new products or processes;

•       development and implementation of successful marketing and commercialization strategies;

•       implementation of financing strategies; and

•       establishment of strategic licensing and development alliances with third parties.

Subjective performance criteria include an executive’s ability to:

•       lead and motivate others;

•       develop or obtain the skills necessary to grow as we mature as a company;

•       recognize and pursue new business opportunities; and

•       initiate programs to enhance our growth and success.

Compensation for executive officers also includes the long-term incentives afforded by stock options and restricted stock. The stock incentive programs are designed to promote the identity of long-term interests between our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position and his contributions, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of Sepracor. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by an executive officer of corporate, business group or individual performance goals. In 2005, pursuant to awards set by the Compensation Committee, we granted stock options to purchase an aggregate of 600,000 shares of our common stock to our executive officers at an exercise price of $64.50 per share. All stock option grants to our executive officers in 2005 were granted at fair market value on the date of grant.

Executive officers are also eligible to participate in our 1998 purchase plan. The 1998 employee stock purchase plan is available to virtually all of our employees and generally permits participants to purchase stock at a discount of approximately 15% from the fair market value of the stock at the lower of the stock’s price at the beginning date or end date of the applicable purchase period.

Compliance with Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m).

Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s equity incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Compensation of the Chief Executive Officer for 2005

Mr.  Barberich is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Barberich’s annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.

Mr.  Barberich’s salary for 2005 increased from $476,404 to $547,194. Mr. Barberich received a bonus of $330,000 in 2006 for 2005 performance compared to a bonus of $190,814 in 2005 for 2004 performance. In reviewing and approving Mr. Barberich’s annual compensation, the Compensation Committee evaluated our performance in 2005 versus the goals and objectives established for the year. They reviewed the progress in our drug discovery and research and development programs, sales of LUNESTA brand eszopiclone, the approval of our new drug application for XOPENEX HFA MDI, the filing of our new drug application for Arformoterol, our product sales revenue, our financial and cash flow positions.

Compensation Committee
James G. Andress
Digby W. Barrios
James F. Mrazek, Committee Chair

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 2005, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of Sepracor has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Comparative Stock Performance Graph

The comparative stock performance graph below compares the cumulative stockholder return on our common stock for the period from December 31, 2000 through the year ended December 31, 2005 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies), which we refer to as the Nasdaq Composite Index, and (ii) the Nasdaq Pharmaceutical Index. This graph assumes the investment of $100 on December 31, 2000 in our common stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index and assumes all dividends are reinvested. Measurement points are the last trading days of each of the years ended December 31, 2000, 2001, 2002, 2003, 2004 and 2005.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Sepracor Inc.	$100.00	284.85	48.27	119.46	296.39	257.60
Nasdaq Composite Index	100.00	124.20	85.05	127.57	138.53	140.43
Nasdaq Pharmaceutical Index	100.00	142.86	111.86	125.75	118.64	119.90

PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

The Board of Directors believes that the continued growth and profitability of Sepracor depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. We are currently authorized to issue up to 9,500,000 shares of our common stock, subject to adjustment in the event of stock splits and other similar events, pursuant to awards granted under the 2000 stock incentive plan, or 2000 plan. As of February 28, 2006, there were 2,730,656 shares remaining available for future awards under the 2000 plan. Accordingly, on April 10, 2006, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2000 plan that increased from 9,500,000 to 11,500,000 the number of shares of our common stock available for issuance under the 2000 plan, subject to adjustment in the event of stock splits and other similar events.

Summary of the 2000 Plan

The following is a summary of the material provisions of the 2000 plan.

Description of Awards

The 2000 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options.   Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All options that we grant under the 2000 plan will be granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under current law, however, we may not grant incentive stock options to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries at an exercise price less than 110% of the fair market value. Options may not be granted for a term in excess of ten years, or five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries. The 2000 plan permits our Board to determine the manner of payment of the exercise price of options, including payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of our common stock, by delivery to us of a promissory note, or by any other lawful means.

In the event of the complete liquidation of Sepracor or a “change of control” of Sepracor, all outstanding options immediately vest. As defined in the 2000 plan, a “change of control” includes:

•       any merger or consolidation which results in the voting securities of Sepracor outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 30% of the combined voting power of the voting securities of Sepracor or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

•       any sale of all, or substantially all, of our assets; or

•       the complete liquidation of Sepracor.

Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Other Stock-Based Awards.   Under the 2000 plan, the Board has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

Our officers, employees, directors, consultants and advisors and the officers, employees, directors and advisors of our subsidiaries and other business ventures in which we have a significant interest are eligible to be granted awards under the 2000 plan. Under current law, however, incentive stock options may only be granted to employees of Sepracor and our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2000 plan may not exceed 500,000 shares per calendar year. We expect that stock options that we grant under the 2000 plan will generally become exercisable over a five-year period and expire ten years after the date of grant, subject to earlier termination in the event of the termination of the optionee’s employment or other relationship with Sepracor.

As of February 28, 2006 approximately 2,065 persons were eligible to receive awards under the 2000 plan, including our six executive officers and six non-employee directors. The granting of awards under the 2000 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 31, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $48.81 per share.

Administration

The 2000 plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 plan and to interpret the provisions of the 2000 plan. Pursuant to the terms of the 2000 plan, the Board of Directors may delegate authority under the 2000 plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines:

•       the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•       the exercise price of options;

•       the duration of options;

•       the number of shares of common stock subject to any restricted stock or other stock-based awards; and

•       the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2000 plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2000 plan, subject, however, in the case of incentive stock options to any limitations under the Code.

Amendment or Termination

No award may be made under the 2000 plan after February 24, 2010, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders as required by Section 162(m).

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.   A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent, if any, or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss, meaning sales proceeds are less than the exercise price, then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.   A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock.   A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.   The tax consequences associated with any other stock-based award granted under the 2000 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Sepracor.   There will be no tax consequences to Sepracor except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

The Board of Directors believes that the approval of the amendment to the 2000 plan is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

PROPOSAL 3—AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes it is in Sepracor’s best interests to encourage stock ownership by our employees. Under our 1998 purchase plan, we currently have reserved 900,000 shares of common stock to provide eligible employees, including officers and directors who are employees, with opportunities to purchase shares of common stock. As of February 28, 2006, there were 106,423 shares available for future purchase under the 1998 purchase plan. Accordingly, on April 10, 2006, the Board adopted, subject to stockholder approval, an amendment to the 1998 purchase plan increasing the number of shares of common stock authorized for purchase under the 1998 purchase plan from 900,000 shares to 1,400,000 shares.

Summary

The following is a summary of the material provisions of the 1998 purchase plan.

General

The 1998 purchase plan consists of one or more semi-annual offerings. The offering periods are June 1 to the next succeeding November 30, and December 1 to the next succeeding May 31. The number of shares available for any offering may be increased by the shares, if any, which were made available but not purchased during prior offerings under the 1998 purchase plan.

An employee may elect to have up to a maximum of 10% deducted from his or her regular salary. The price at which the employee’s option is exercised is the lower of (i) 85% of the closing price of the Common Stock as quoted on the Nasdaq National Market on the day that the offering commences or (ii) 85% of the closing price of the Common Stock as quoted on the Nasdaq National Market on the day that the offering terminates. No employee may be granted an option that permits his rights to purchase common stock under the 1998 purchase plan (and any other such plan of the Company) to accrue at a rate that exceeds $25,000 of the fair market value of such common stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time.

Eligibility

With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, each employee of the Company (including officers and directors who are employees) as of the date an offering commences and who is customarily employed for more than 20 hours per week and more than five months per year is eligible to participate in the 1998 purchase plan. As of March 31, 2006, approximately 2,065 of our employees and our subsidiaries, including our five executive officers, were eligible to participate in the 1998 purchase plan.

Because future option grants under the 1998 purchase plan will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. Directors who are neither officers nor employees of the Company are not eligible to participate in the 1998 purchase plan.

Since the adoption of the 1998 purchase plan, the following persons and groups purchased and have an option to purchase on May 31, 2006, the last day of the current offering period, the number of shares listed:

	Number of Shares Purchased Under 1998 Purchase Plan(1)	Number of Shares Purchasable During Current Offering Period(2)
Timothy J. Barberich	6,558	532
Mark H. N. Corrigan, M.D.	—	—
William J. O’Shea	3,575	541
Robert F. Scumaci	2,688	—
David P. Southwell	3,130	446
All Current Executive Officers as a Group	18,130	1,519
All Current Non-Executive Employees as a Group	743,272	81,131

(1)          Share numbers have been adjusted to reflect a two-for-one split of the common stock in the form of a stock dividend effected on February 25, 2000.

(2)          Share numbers assume that the purchase price for the shares purchasable during the current offering period is 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the closing price of the common stock is less than $55.25, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares purchasable may be greater.

No person has purchased greater than 5% of the shares issued under the 1998 purchase plan.

On March 31, 2006, the last reported sale price of the common stock on the Nasdaq National Market was $48.81.

Amendments; Administration

The 1998 purchase plan is administered by the Compensation Committee of the Board of Directors, which is authorized to make rules and regulations for the administration and interpretation of the 1998 purchase plan. The Compensation Committee may amend the 1998 purchase plan at any time. However, no amendment shall be made without prior approval of the stockholders of the Company if such amendment would (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the number of shares that may be issued under the plan or (iii) materially modify the requirements as to eligibility for participants under the plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1998 purchase plan and with respect to the sale of Common Stock acquired under the 1998 purchase plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Additionally, this summary assumes that the 1998 purchase plan will comply with section 423 of the Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.   A participant will not have income upon enrolling in the 1998 purchase plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain or loss upon the sale of stock that was acquired under the 1998 purchase plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock at a profit (the sale proceeds exceed the price) more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•       15% of the value of the stock on the day the offering commenced; and

•       the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Sepracor.   There will be no tax consequences to Sepracor except that Sepracor will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

The Board of Directors believes that the approval of the amendment to the 1998 purchase plan is in the best interests of Sepracor and our stockholders and therefore recommends a vote FOR this proposal.

PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1985. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our 2006 annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2005 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements, with the following exceptions: a trust of which Mr. Mrazek is a trustee gifted shares on September 1, 2004 and Mr. Mrazek filed the Form 5 reporting this transaction on May 31, 2005; Mr. Cresci was granted a stock option to purchase 22,500 shares of our common stock on May 19, 2005 and he filed the Form 4 reporting this transaction on May 23, 2005 and Mr. Rink became a director on October 12, 2005 filed a Form 3/A on November 21, 2005 to report his ownership of 1,000 shares of common stock, which he acquired prior to becoming a director.

Stockholder Proposals for the 2007 Annual Meeting

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by us at our principal office in Marlborough, Massachusetts not later than December 15, 2006 for inclusion in the proxy statement for that meeting.

In addition, our By-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). The required notice must be received by our Corporate Secretary, David Southwell, at our principal offices not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders. The advance notice provisions of our By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

By Order of the Board of Directors,
DAVID P. SOUTHWELL
Secretary

April 14, 2006

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

AMENDMENT NO. 4 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”), as amended, of Sepracor Inc. be, and hereby is, further amended as follows:

1.                Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a)  Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 11,500,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on April 10, 2006.

SEPRACOR INC.

2000 STOCK INCENTIVE PLAN

1.                 Purpose

The purpose of this 2000 Stock Incentive Plan (the “Plan”) of Sepracor Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.                 Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.                 Administration, Delegation

(a)   Administration by Board of Directors.   The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.                 Stock Available for Awards

(a)   Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused

Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   Per-Participant Limit.   Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.                 Stock Options

(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)   Exercise Price.   The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided however, that no Option will be granted for a term in excess of ten years.

(e)   Exercise of Option.   Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)    Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)   in cash or by check, payable to the order of the Company;

(2)   except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

(4)   to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)   by any combination of the above permitted forms of payment.

(6)   Substitute Options.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.                 Restricted Stock

(a)   Grants.   The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)   Terms and Conditions.   The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.                 Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.                 Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)   Liquidation or Dissolution.   In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)   Acquisition and Change in Control Events

(1)          Definitions

(a)           An “Acquisition Event” shall mean:

(i)            any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

(ii)        any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b)          A “Change in Control Event” shall mean:

(i)            the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the

Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y)  of subsection (iii) of this definition; or

(ii)        such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied:  (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(2)   Effect on Options

(a)           Acquisition Event.   Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)          Change in Control Event that is not an Acquisition Event.   Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

(3)          Effect on Restricted Stock Awards

(a)           Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b)          Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4)          Effect on Other Awards

(a)           Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

(b)          Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

(5)          Limitations.   Notwithstanding the foregoing provisions of this Section 8(c), if the Change in Control Event is intended to be accounted for as a “pooling of interests” for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a “pooling of interests” for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.                 General Provisions Applicable to Awards

(a)   Transferability of Awards.   Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.   Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)   Withholding.   Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)    Amendment of Award.   The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.   The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.          Miscellaneous

(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)   Effective Date and Term of Plan.   The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on February 24, 2000
Adopted by the Stockholders on May 24, 2000

AMENDMENT NO. 1 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”) of Sepracor Inc. be, and hereby is, amended as follows:

1.                Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a)  Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on February 21, 2002
Adopted by the Stockholders on May 22, 2002

AMENDMENT NO. 2 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”) of Sepracor Inc. be, and hereby is, amended as follows:

1.                Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a)  Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,5000,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on February 20, 2003
Adopted by the Stockholders on May 22, 2003

AMENDMENT NO. 3 TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

The 2000 Stock Incentive Plan (the “Plan”), as amended, of Sepracor Inc. be, and hereby is, further amended as follows:

1.                Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

“(a)  Number of Shares.   Subject to adjustment under Section 8, Awards may be made under the Plan for up to 8,000,000 shares of common stock, $.10 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Adopted by the Board of Directors on February 11, 2004.
Adopted by the Stockholders on May 19, 2004.

Appendix B

SEPRACOR INC.

Amendment No. 2 to 1998 Employee Stock Purchase Plan

The 1998 Employee Stock Purchase Plan (the “Plan”) be and hereby is amended by deleting the second sentence of the first paragraph of the Plan in its entirety and inserting in lieu thereof the following:

“One Million Four Hundred Thousand (1,400,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Adopted by the Board of Directors on April 10, 2006.

SEPRACOR INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Sepracor Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.10 par value (the “Common Stock”), commencing on June 1, 1998. Three hundred thousand (300,000) shares of Common Stock in the aggregate have been approved for this purpose.

1.     Administration.   The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.     Eligibility.   Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

a)     they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

b)     they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.     Offerings.   The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each June 1 and December 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.     Participation.   An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement.

5.     Deductions.   The Company will maintain payroll deduction accounts for all participating employees. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.     Deduction Changes.   An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.     Interest.   Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.     Withdrawal of Funds.   An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.     Purchase of Shares.   On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing the Plan Period Limit by the closing price (as defined below) on the Offering Commencement Date of such Plan Period. The Plan Period Limit shall be equal to $208.33 multiplied by the number of whole months in the Plan Period, rounded to the nearest whole dollar.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.   Issuance of Certificates.   Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.   Rights on Retirement, Death or Termination of Employment.   In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.   Optionees Not Stockholders.   Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.   Rights Not Transferable.   Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.   Application of Funds.   All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.   Adjustment in Case of Changes Affecting Common Stock.   In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.   Merger.   If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.   Amendment of the Plan.   The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.   Insufficient Shares.   In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.   Termination of the Plan.   This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.   Governmental Regulations.   The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.   Governing Law.   The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.   Issuance of Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.   Notification upon Sale of Shares.   Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.   Effective Date and Approval of Shareholders. The Plan shall take effect on                     , 1998 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on February 26, 1998
Approved by the stockholders on May 27, 1998

SEPRACOR INC.

Amendment No. 1 to 1998 Employee Stock Purchase Plan

The 1998 Employee Stock Purchase Plan (the “Plan”) be and hereby is amended by deleting the second sentence of the first paragraph of the Plan in its entirety and inserting in lieu thereof the following:

“Nine hundred thousand (900,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Adopted by the Board of Directors on February 20, 2003.
Approved by the stockholders on May 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SEPRACOR INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2006

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Timothy J. Barberich, David P. Southwell and Robert F. Scumaci, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2006 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 2, 3 AND 4.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN ENCLOSED REPLY ENVELOPE

ADDRESS CHANGES/COMMENTS?

(If you noted any address changes/comments above, please mark corresponding box on other side)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C-1

[SEPRACOR LOGO]	VOTE BY INTERNET—www.proxyvote.com
ATTN: INVESTOR RELATIONS	Use the Internet to transmit your voting instructions and for
84 WATERFORD DRIVE	electronic delivery of information up until 11:59 p.m. Eastern
MARLBOROUGH, MA 01752-7231	Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sepracor Inc. in future mailings of proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sepracor, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

C-2

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2, 3 and 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS
For	Withhold	For All Except
1.	Election of Class I Directors NOMINEES 01) James G. Andress 02) Robert J. Cresci 03) James F. Mrazek	☐	☐	☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. The shares will be voted for the remaining nominee(s).

2.	To approve an amendment to our 2000 Stock Incentive Plan increasing from	For	Against	Abstain
9,500,000 to 11,500,000 the number of shares of our common stock reserved for issuance under the 2000 plan;	☐	☐	☐
3.	To approve an amendment to our 1998 Employee Stock Purchase Plan increasing from 900,000 to 1,400,000 the number of shares of our common stock reserved for issuance under the 1998 purchase plan.	☐	☐	☐
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.	☐	☐	☐
For address changes/comments, please check this box and write them on the back where indicated	☐	Auto Data Processing Investor Comm Services Attention: 51 Mercedes Way Edgewood, NY 11717
Please indicate if you plan to attend this	Yes	No
meeting.	☐	☐
HOUSEHOLDING ELECTION.	Yes	No
Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date